EXHIBIT 2.1

The Agreement and Plan of Merger, dated December 2, 2005, among RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation and Andrew Zalasin in his capacity as the Cyota stockholders’ representative was previously filed with the Securities and Exchange Commission on December 7, 2005 as an exhibit to Amendment No. 1 to RSA Security’s Current Report on Form 8-K/A, and is incorporated herein by reference.